                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 114 to Registration  Statement No. 2-14213 on Form N-1A of American  Century
Mutual  Funds,  Inc. of our reports  dated  December 9,  2005,  appearing in the respective  Annual Reports of Ultra Fund,  Vista Fund,  Balanced  Fund,  Capital
Growth Fund, Capital Value Fund,  Giftrust Fund, Growth Fund, Heritage Fund, New
Opportunities  Fund,  New  Opportunities  II Fund,  Select  Fund,  Veedot  Fund,
Fundamental  Equity Fund, and Focused Growth Fund,  comprising  American Century
Mutual  Funds,  Inc. for the year ended  October 31,  2005,  in the Statement of
Additional  Information,  which is part of this Registration  Statement. We also consent to the reference to us under the caption "Independent  Registered Public
Accounting Firm" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectuses for Ultra Fund, Vista Fund,  Balanced Fund,  Capital Growth Fund,  Capital Value
Fund,  Giftrust Fund, Growth Fund,  Heritage Fund, New  Opportunities  Fund, New
Opportunities II Fund,  Select Fund, Veedot Fund,  Fundamental  Equity Fund, and
Focused Growth Fund, which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
February 22, 2006